UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2022

Clever Leaves Holdings Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39820	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6501 Congress Ave, Suite 240 Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

(212) 277- 4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without par value	CLVR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one common share at an exercise price of $11.50	CLVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2022, the board of directors (the “Board”) of Clever Leaves Holdings Inc. (the “Company”) appointed William Muecke as a new director and member of the Compensation Committee and the Nominating and Governance Committee of the Board, effective March 25, 2022. Mr. Muecke was appointed to fill the vacancy resulting from the departure of Kyle Detwiler, the Company’s current Chief Executive Officer and Chairman of the Board, effective as of March 24, 2022, as disclosed on the Company’s Form 8-K filed with the Securities Exchange Commission (the “SEC”) on February 9, 2022.

There are no family relationships between Mr. Muecke and any director, executive officer, or any person nominated or chosen by the Company to become its director or executive officer.

Except as disclosed in this Current Report, there are currently no arrangements or understandings between Mr. Muecke and any other person pursuant to which Mr. Muecke was elected to serve as a member of the Board. The Company is not aware of any transaction involving Mr. Muecke requiring disclosure under Item 404(a) of Regulation S-K. In connection with his appointment to the Board, Mr. Muecke will be eligible to participate in the Company’s standard compensation program for non-employee directors (the “Non-Employee Director Compensation Policy”), as described in the Company’s proxy statement filed with the SEC on April 30, 2021. In connection with his appointment to the Board, Mr. Muecke will be granted an award of 1,701 restricted share units, effective as of Mr. Muecke’s start date, which shall be subject to the terms and conditions of the Non-Employee Director Compensation Policy and the Company’s 2020 Incentive Award Plan applicable to Initial Awards (as defined in the Non-Employee Director Compensation Policy). Mr. Muecke will also enter into an indemnification agreement with the Company, in substantially the same form as the Company has entered into with each of the Company’s existing directors and as previously filed with the SEC.

Item 7.01. Regulation FD Disclosure.

On March 17, 2022, the Company issued a press release announcing the appointment of Mr. Muecke to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued by the Company, dated March 17, 2022
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clever Leaves Holdings Inc.

By:	/s/ David M. Kastin
	Name:	David M. Kastin
	Title:	General Counsel and Corporate Secretary

Date: March 17, 2022

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